                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 19, 1998

                       COMPLETE BUSINESS SOLUTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MICHIGAN
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

              0-22141                            38-2606945
     (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

       32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI 48334
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                  (ZIP CODE)

                                 (248) 488-2088
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE

         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Item 5. OTHER EVENTS

On March 19, 1998, the Company paid to shareholders of record as of March 5, 1998 the previously announced stock dividend.

The registrant issued the following press release on Thursday, February 19, 1998:

FARMINGTON HILLS, MI, FEBRUARY 19, 1998--COMPLETE BUSINESS SOLUTIONS, INC. (NASDAQ: CBSL), a worldwide information technology (IT) consultant and service provider to large and medium-sized organizations, today announced that its Board of Directors declared a 2-for-1 split on the Company's common stock. The split will take the form of a 100 percent stock dividend, payable March 19, 1998, to owners of record at the close of business on March 5, 1998. The stock split will increase the number of common shares outstanding to approximately
26.9 million shares.

"Our stock price has risen five-fold since our initial public offering on March 5, 1997," said Raj Vattikuti, Complete Business Solutions' president and chief executive officer. "All of the growth strategies we outlined in our IPO have proven to be successful, including a carefully planned and executed mergers and acquisitions strategy. As we approach this one-year anniversary, we are very excited about our future."

CBSL offers its clients a broad range of IT services, from advising clients on strategic technology plans to developing and implementing appropriate IT applications solutions. CBSL offers custom-tailored solutions based on an assessment of each client's needs. The Company's services include: Year 2000 conversion and testing services; large systems applications development and maintenance; re-engineering legacy applications to client/server technology; client/server applications development; IT consulting services; packaged software implementation; and contract programming services. For 1997, CBSL's revenues increased approximately 33 percent to $123.8 million, from $92.8 million in 1996 (both periods restated for a fourth quarter, 1997 merger).

This release contains forward-looking statements relating to plans or business expectations. Business plans may change as circumstances warrant and as a result of factors over which the company has no control and other business risks. Such factors include, but are not limited to: mergers and the ability to integrate them on a timely basis, significant client assignments, recruiting and new business solicitation efforts, domestic and foreign government regulations, and general economic conditions. These risk factors and additional information are included in the company's reports on file with the Securities and Exchange Commission.
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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Complete Business Solutions, Inc.

                              By: /s/ Timothy S. Manney
                                  --------------------------------
                                        Timothy S. Manney
                      Executive Vice President for Finance and Administration

Date: April 8, 1998